UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: October 23, 2007

WSB Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	001-33188 (Commission File Number)	20-3153598 (I.R.S. Employer Identification No.)

607 Pacific Avenue Bremerton, Washington (Address of principal executive offices)	98337 (Zip Code)
Registrant’s telephone number, including area code: (360) 405-1200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     The company reported its preliminary financial results for the third quarter and year-to-date period ended September 30, 2007, on October 23, 2007. The press release is included in this current report as Exhibit 99.1. This release is also being furnished for purposes of Regulation FD and Regulation G of the Securities and Exchange Commission.
     The company cautioned, however, that its financial results and financial statements for the period are preliminary and unaudited and subject to the completion of the pending examination of the mortgage lending practices and construction loan portfolio of the company’s subsidiary, Westsound Bank by the Federal Deposit Insurance Corporation, or FDIC, and the Washington Department of Financial Institutions, or DFI. The FDIC and DFI recently indicated to the company’s management that in the opinion of the regulators, the Bank violated certain banking laws and regulations which are primarily related to the origination, administration and monitoring of construction and mortgage loans. The examiners advised that they intend to recommend that the FDIC and DFI take regulatory action against the Bank with respect to such lending practices and activities, which may include a cease and desist order, monetary penalties, further increases in allowances for loan losses, reserves and/or charge-offs.
     Additionally, the company has been cooperating in an investigation by the regulators pertaining to certain past activities involving former employees and third parties, including possible fraud, misconduct and other violations with respect to the application, processing and approval of certain loans previously made. The company is also conducting its own internal investigation into the issues surrounding the past activities of mortgage and construction loan origination, and plans to retain an independent auditor to analyze these loans, particularly construction loans and assist the company and its management in determining the appropriate level of loan loss allowances, reserves or charge-offs with respect to such loans.
     The company and the Bank are cooperating with the regulatory investigation. The company has no further comment at this time regarding the regulatory investigation or its own internal investigation. There have been no findings issued to date and these investigations are continuing.
     The company cannot currently comment on the timing for completion of, or the ultimate scope or outcome of, these investigations, the audit or any necessary restatements.
     The company previously announced its decision to downsize its mortgage division and eliminate 33 positions in this division, generating an estimated pre-tax charge of approximately $200,000 in the third and fourth quarters of 2007.
Item 2.06 Material Impairments.
     Our board of directors and its audit committee have decided to retain an independent auditor to help the company and its outside counsel to conduct an internal investigation of mortgage and construction loans previously originated. The company and its management expect that upon completion of its internal investigation, that a material additional charge for impairment to certain of its loans, particularly construction loans, may be required under generally accepted accounting principles and regulatory guidelines pertaining to the Bank. The company’s board of directors and officers have determined, however, that at the time of this filing they are unable in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charge. The company will file an amended report on Form 8-K under this Item 2.06 promptly and in any event, within 4 business days after it makes a determination of such an estimate or range of estimates, or include such information in its next quarterly report on Form 10-Q which is currently due to be filed under the Securities Exchange Act of 1934, by November 14, 2007.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 22, 2007, the company’s executive vice president and chief financial officer, Mark D. Freeman, advised the company that for personal health reasons he was requesting a temporary paid leave of absence from October 22 through December 31, 2007. The company has decided to recruit and retain a qualified individual from outside the company to serve as chief financial officer on an interim or temporary basis during Mr. Freeman’s absence. Until such individual can be retained, the responsibilities of Mr. Freeman will be shared by the company’s chief executive officer, David K. Johnson, its chief risk officer, Veronica R. Colburn, and its AVP staff accountant, Janet M. Hobson.
Item 7.01 Regulation FD Disclosure.
     The company filed its Call Report with the FDIC for the third quarter of 2007 online with the FDIC on October 19, 2007, which is available on its website at fdic.gov. and incorporated by reference in this report.
Item 8.01 Other Items.
     Pending examination and related investigations by the FDIC and DFI.
     The FDIC and DFI recently indicated to the company’s management that in the opinion of the regulators, the Bank violated certain banking laws and regulations which are primarily related to the previous lending practices of Westsound Bank’s mortgage division, and the administration and monitoring of mortgage and construction loans. The examiners advised that they intend to recommend that the FDIC and DFI take regulatory action against the Bank with respect to such lending practices and activities, which may include a cease and desist order, monetary penalties, additional increases in allowances for loan losses, reserves and/or charge-offs.
     Additional Risk Factors.
     Since our Annual Report on Form 10-K for the year ended December 31, 2006, we have identified additional risk factors which could materially affect our business, financial condition or future results. Any of the following factors could materially and adversely affect our business, financial condition and results of operations after December 31, 2006, and the risks described below are not the only risks that we may face. Additional risks and uncertainties not currently known to us may also materially and adversely affect our business, financial condition or results of operations.
     The examination and related investigations by the FDIC and DFI could result in costs, fines, penalties and restrictions that could have an adverse effect on us.
     The FDIC and DFI recently indicated to the company’s management that in the opinion of the regulators, the Bank violated certain banking laws and regulations which are primarily related to the origination, administration and monitoring of construction and mortgage loans.
     The FDIC has requested documents and information from us in the course of their examination and related investigation. We have provided our cooperation. The company is also conducting its own internal investigation. The costs incurred in connection with these investigations to date have been immaterial, but future costs related to these investigations, including the company’s own internal investigation, could be significant. However, we cannot predict the ultimate impact, if any, that the pending examination by FDIC and DFI and the related investigations may have on our business operations or results. While we cannot predict the ultimate impact, if any, that these investigations may have on our business operations or results, a material adverse result is possible, including but not limited to imposition of fines or other financial penalties, restriction of our business and lending activities, removal or resignation of one or more members of our senior management and board of directors, and additional loan losses, reserves and/or charge-offs.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

99.1	Press Release dated October 23, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

WSB FINANCIAL GROUP, INC.

(Registrant)

October 24, 2007	/s/ David K. Johnson

(Date)	David K. Johnson
Chief Executive Officer

Exhibit Index

99.1	Press Release dated October 23, 2007.